Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Earth Friendly Energy Group Holdings, LLC d/b/a Alteris Renewables, Inc.

Providence, Rhode Island

We have audited the accompanying consolidated balance sheets of Earth Friendly Energy Group Holdings, LLC d/b/a Alteris Renewables, Inc. (the Company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Earth Friendly Energy Group Holdings, LLC d/b/a Alteris Renewables, Inc. as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ CCR LLP

Westborough, Massachusetts

May 31, 2011

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Balance Sheets

As of December 31, 2010 and 2009

	2010	2009
Assets
Current assets
Cash	$1,329,168	$1,192,876
Accounts receivable, net	5,167,737	11,869,855
Unbilled receivables	2,140,815	5,637,558
Miscellaneous receivables	60,241	134,000
Employee advances	166,776	129,698
Inventories, net	2,973,367	1,909,212
Construction in progress	2,801,687	7,883,089
Costs and estimated earnings in excess of billings on uncompleted contracts	539,559	—
Prepaid expenses and other current assets	297,656	75,516
Prepaid income taxes	622,402	—
Restricted cash	665,500	665,753
Deferred tax asset	591,917	942,713

	17,356,825	30,440,270

Property and equipment, net	1,664,134	1,795,093

Other assets
Deferred financing fees, net	34,168	13,625
Deposits	23,755	125,853
Intangible assets, net	19,506	19,506
Deferred tax asset	2,573,848	—
Goodwill	23,656,663	27,534,744

	26,307,940	27,693,728

Total assets	$45,328,899	$59,929,091

Liabilities and Members’ Equity
Current liabilities
Revolving line of credit	$776,149	$37,016
Current portion of long-term debt	516,980	439,553
Current portion of capital lease obligation	21,584	—
Current portion of subordinated debt	277,970	352,287
Accounts payable	8,395,555	11,327,320
Customer deposits	3,154,946	9,346,949
Deferred revenue	31,550	—
Billings in excess of costs and estimated earnings on uncompleted contracts	279,219	—
Accrued expenses and other current liabilities	3,043,571	4,490,253

	16,497,524	25,993,378

Long-term debt, net of current portion	461,778	799,754
Capital lease obligation, net of current portion	82,776	—
Subordinated debt, net of current portion	1,891,559	2,100,129
Deferred revenue	119,600	—
Deferred tax liability	—	18,440

Total liabilities	19,053,237	28,911,701

Members’ equity	26,275,662	31,017,390

Total liabilities and members’ equity	$45,328,899	$59,929,091

See notes to consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2010 and 2009

	2010	2009

Net sales	$49,273,951	$53,183,513

Cost of sales	44,128,360	41,409,939

Gross profit	5,145,591	11,773,574

Operating expenses	9,668,594	9,796,605
Depreciation and amortization	429,706	277,758
Impairment losses	4,238,537	—

Income (loss) from operations	(9,191,246)	1,699,211

Other income (expense)
Other income	750	2,293
Interest expense	(470,076)	(394,295)

	(469,326)	(392,002)

Income (loss) before provision for income taxes	(9,660,572)	1,307,209

Provision for (benefit from) income taxes	(2,802,153)	566,955

Net income (loss)	$(6,858,419)	$740,254

See notes to consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Statements of Members’ Equity

For the Years Ended December 31, 2010 and 2009

	Senior Preferred Member Units	Preferred Member Units	Class A Common Member Units	Retained Earnings (Accumulated Deficit)	Total Members’ Equity

Balances at January 1, 2009	$—	$15,812,227	$10,510,190	$334,961	$26,657,378

Issuance of member units	—	2,175,313	—	—	2,175,313

Issuance of member units at acquisition	—	1,177,778	266,667	—	1,444,445

Net income	—	—	—	740,254	740,254

Balances at December 31, 2009	—	19,165,318	10,776,857	1,075,215	31,017,390

Issuance of member units	1,266,691	—	—	—	1,266,691

Issuance of member units at acquisition	—	700,000	150,000	—	850,000

Net loss	—	—	—	(6,858,419)	(6,858,419)

Balances at December 31, 2010	$1,266,691	$19,865,318	$10,926,857	$(5,783,204)	$26,275,662

See notes to consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities
Net income (loss)	$(6,858,419)	$740,254
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Provision for bad debts	20,000	87,227
Depreciation and amortization	429,706	277,758
Impairment losses	4,238,537	—
Amortization of deferred financing fees	39,760	41,222
Deferred income taxes	(2,241,492)	(201,333)
(Increase) decrease in:
Accounts receivable	6,772,107	(5,353,091)
Unbilled receivables	3,511,313	(3,919,090)
Miscellaneous receivables	73,759	(134,000)
Employee advances	(37,078)	(129,698)
Inventories, net	(1,007,380)	684,094
Construction in progress	5,504,606	(4,097,067)
Costs and estimated earnings in excess of billings on uncompleted contracts	(539,559)	—
Prepaid expenses and other current assets	(222,140)	279,870
Prepaid income taxes	(622,402)	—
Intangibles	—	(11,827)
Increase (decrease) in:
Accounts payable	(2,982,066)	6,473,373
Customer deposits	(6,589,256)	5,860,520
Deferred revenue	151,150	—
Billings in excess of costs and estimated earnings on uncompleted contracts	279,219	—
Accrued expenses and other current liabilities	(1,448,117)	2,415,787

Net cash provided by (used for) operating activities	(1,527,752)	3,013,999

Cash flows from investing activities
Change in restricted cash	253	(664,718)
Change in deposits	102,098	(112,596)
Acquisition of assets, net of cash acquired	(347,505)	(203,770)
Acquisition of property and equipment	(105,994)	(345,585)

Net cash used for investing activities	(351,148)	(1,326,669)

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Statements of Cash Flows (Continued)

For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash flows from financing activities
Principal borrowings (payments) on revolving line of credit, net	$739,133	$(4,530,327)
Principal borrowings on long-term debt	529,250	—
Principal payments on long-term debt	(875,330)	(368,250)
Principal payments on capital leases	(1,362)	—
Principal payments on subordinated debt	(282,887)	(152,141)
Payment of deferred financing fees	(60,303)	(13,625)
Issuance of member units	1,966,691	3,353,091

Net cash provided by (used for) financing activities	2,015,192	(1,711,252)

Net increase (decrease) in cash	136,292	(23,922)

Cash - beginning of period	1,192,876	1,216,798

Cash - end of period	$1,329,168	$1,192,876

Supplemental disclosures of cash flows information
Cash paid for interest	$94,082	$256,188

Cash paid for income taxes	$660,486	$280,272

Summary of non-cash investing and financing activities
Issuance of member units related to Industrial Systems Integrators, Inc. acquisition	$150,000	$—

Issuance of subordinated debt related to Renewable Power Systems, LLC acquisition	$—	$612,450

Issuance of member units related to Renewable Power Systems, LLC acquisition	$—	$266,667

Vehicles acquired with capital lease	$105,722	$—

Vehicle acquired with long-term debt	$85,531	$439,178

See notes to consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

1.	Nature of Operations

Earth Friendly Energy Group Holdings, LLC (the Company) and its wholly-owned subsidiary Alteris Renewables, Inc. (Alteris), with Alteris’ wholly-owned subsidiaries Earth Friendly Energy Group, Inc. (Earth Friendly Energy), Solar Works, Inc. (Solar Works), Alteris RPS, LLC (RPS), and Alteris ISI, LLC (ISI) sell, design, install, and support renewable energy systems throughout New England and the mid-Atlantic states for both residential and commercial customers.

2.	Acquisition and Basis of Presentation

Alteris ISI, LLC was formed on April 28, 2010 for the purpose of acquiring the assets of Industrial Systems Integrators, Inc. on May 7, 2010. The acquisition allows the Company to meet increasing market demand for solar installations in parts of New Jersey and New York. The goodwill of $360,456 arising from the acquisition consists largely of the customer reference base, sales and operational capabilities, and the acquired company’s reputation in parts of New York state.

The total cost of the acquisition was $850,000, which included the associated transaction fees and expenses of $350,000. The transaction fees and expenses were included in operating expenses for the year ended December 31, 2010. There was $2,495 of cash acquired. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Current assets	$587,033
Property and equipment	1,500
Goodwill	360,456

Total assets	948,989
Less: liabilities assumed	448,989

Net assets acquired	$500,000

The transaction included an opportunity for additional consideration if ISI achieved certain performance thresholds as defined in the purchase agreement. The performance thresholds were not achieved as of December 31, 2010.

The acquired assets and liabilities shown above have been netted from the balance sheet account changes in the consolidated statement of cash flows.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

2.	Acquisition and Basis of Presentation (Continued)

Alteris RPS, LLC was formed on May 26, 2009 for the purpose of acquiring the assets of Renewable Power Systems, LLC on June 8, 2009. The acquisition allows the Company to meet increasing market demand for solar installations driven by rising energy prices, new federal and state initiatives to boost the usage of renewable energy, and the increased supply and lower costs of photovoltaic panels projected in the next few years. The goodwill of $744,609 arising from the acquisition consists largely of the customer reference base, sales and operational capabilities, and the acquired company’s reputation in New York state.

The total cost of the acquisition was $1,444,445. The cost of the acquisition includes the purchase price plus acquisition costs of $511,111. The transaction fees and expenses were included in operating expenses for the year ended December 31, 2009. There was $462,897 of cash acquired. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Current assets	$1,380,795
Property and equipment	84,660
Goodwill	744,609

Total assets	2,210,064
Less: liabilities assumed	1,276,730

Net assets acquired	$933,334

A portion of the purchase price was paid in the form of 566 restricted common units, of which 40% vested at the acquisition date and 60% vested based on certain performance thresholds as defined in the purchase agreement. The performance thresholds were met as of December 31, 2010, and the shares became fully vested.

The acquired assets and liabilities shown above have been netted from the balance sheet account changes in the consolidated statement of cash flows.

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts and transactions of Earth Friendly Energy Group Holdings, LLC and its wholly-owned subsidiary, Alteris Renewables, Inc., and its wholly-owned subsidiaries Earth Friendly Energy Group, Inc., Solar Works, Inc., Alteris RPS, LLC, and Alteris ISI, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

3.	Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue based on the length of the individual contracts. The Company generally recognizes revenues and reports profits from construction contracts under the completed-contract method due to the short-term nature of the contracts, mostly extending for periods of one to three months. Under the completed-contract method, contract costs and billings are accumulated during the periods of construction and are included in operations in the period in which they are substantially completed. The Company considers contracts to be substantially completed when the remaining costs and potential risks are insignificant in amount. The Company deems this date to be when field work has been completed. Remaining costs include final inspections and approvals from regulatory agencies, towns, and utility companies, which generally take three to four weeks and are deemed to be perfunctory.

The Company recognizes revenue for longer-term contracts under the percentage-of-completion method. The percentage-of-completion is determined by relating the actual labor cost of work performed to date for each contract to its total estimated labor cost at completion. If the estimate indicates that a loss on a contract is probable, a provision is made for the entire loss without reference to the percentage of completion. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents costs incurred plus estimated earnings in excess of amounts billed on percentage-of-completion contracts. The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of related costs incurred and revenue recognized on percentage-of-completion contracts.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

3.	Summary of Significant Accounting Policies (Continued)

Restricted Cash

Restricted cash represents amounts reserved under the outstanding surety bonds.

Unbilled Revenue

Unbilled revenue represents completed contracts for which billings have not been presented to customers. When billed, these amounts are included in accounts receivable. The Company expects the majority of unbilled revenue to be collected during the subsequent fiscal period.

Inventories

Inventories, which consist of components of renewable energy systems, are stated at the lower of cost or market value. Cost is determined principally by the weighted average method. The costs included are direct material costs. The Company periodically reviews the net realizable value of the inventory, and, if necessary, writes down the recorded costs. The inventory is presented net of allowances for excess quantities and obsolescence of $41,000 and $48,950 at December 31, 2010 and 2009, respectively.

Construction in Progress

Construction in progress represents costs related to contracts not complete at the end of the fiscal year.

Property and Equipment, Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed using the straight-line method at rates sufficient to allocate the cost of the applicable assets to expense over their estimated useful lives. Leasehold improvements are amortized over the shorter of the assets’ estimated useful lives or the remaining lease term.

Goodwill and Deferred Financing Costs

Goodwill represents the excess of the cost over fair value, at the date of acquisition, of the net assets purchased in a business combination. GAAP requires that goodwill be tested for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Any goodwill impairment is charged to operations.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

3.	Summary of Significant Accounting Policies (Continued)

Goodwill and Deferred Financing Costs (Continued)

The Company recognized an impairment loss related to goodwill of $4,238,537 for the year ended December 31, 2010. Management tested goodwill for impairment at December 31, 2009 and determined that no impairment existed. Management used the guideline transaction method under the market approach as a measurement of the Company’s fair value of assets, including goodwill, and liabilities. This method requires management to make estimates regarding market multiples for a hypothetical sales transaction by reviewing published data regarding actual transactions for comparable companies. The estimates are subject to some factors outside management’s control.

Costs incurred to obtain debt financing are capitalized as deferred financing costs and are amortized on a straight-line basis over the term of the related debt.

Advertising

Advertising costs are charged to operations as incurred. Advertising expense amounted to approximately $252,000 and $140,000 for the years ended December 31, 2010 and 2009.

Concentrations of Credit Risk

The Company places its cash in highly rated financial institutions, which are continually reviewed by senior management for financial stability. Effective December 31, 2010, extending through December 31, 2012, all “noninterest-bearing transaction accounts” are fully insured, regardless of the balance of the account. The Company has not experienced any losses in such accounts and believes that its cash is not exposed to significant credit risk.

Income Taxes

The members of Earth Friendly Energy Group Holdings, LLC have elected to have the Company taxed as a partnership. Accordingly, the Company is not subject to federal or state income taxes. Alteris is treated as a subchapter C corporation and accounts for income taxes according to the liability method. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and income tax bases of assets and liabilities and are measured using enacted tax laws and rates that will be in effect when the differences are expected to reverse. Earth Friendly Energy, Solar Works, RPS and ISI are single member LLCs, wholly owned by Alteris. These entities are disregarded from the parent company for federal income tax purposes, and therefore, are taxed at the Alteris level. These entities may have state tax filing requirements in certain jurisdictions.

The Company’s income tax returns are subject to examination by the appropriate taxing jurisdictions. As of December 31, 2010, the Company’s federal and various state tax returns for the years 2007 through 2009 are subject to examination.

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

4.	Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of $145,000 and $150,000 at December 31, 2010 and 2009. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicates the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each consolidated balance sheet date.

5.	Property and Equipment

Property and equipment consists of the following at December 31:

	2010	2009

Tools and equipment	$648,249	$631,749
Motor vehicles	1,585,850	1,397,600
Office equipment and computers	508,091	456,061
Furniture and fixtures	64,520	64,520
Leasehold improvements	46,792	16,875

	2,853,502	2,566,805
Less: accumulated depreciation and amortization	1,189,368	771,712

	$1,664,134	$1,795,093

Depreciation and amortization expense amounted to $429,706 and $277,758 for the years ended December 31, 2010 and 2009.

6.	Costs and Estimated Earnings on Uncompleted Contracts

Information regarding uncompleted contracts at December 31, 2010 and 2009 is as follows:

	2010	2009

Costs incurred on uncompleted contracts	$1,393,316	$—
Estimated earnings	445,352	—

	1,838,668	—
Less: billings to date	1,578,328	—

	$260,340	$—

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

6.	Costs and Estimated Earnings on Uncompleted Contracts (Continued)

These items are included in the accompanying consolidated balance sheets as follows:

	2010	2009

Costs and estimated earnings in excess of billings on uncompleted contracts	$539,559	$—

Billings in excess of costs and estimated earnings on uncompleted contracts	(279,219)	—

	$260,340	$—

7.	Revolving Line of Credit

The Company has a revolving line of credit agreement which provides for advances not to exceed $7,000,000. All borrowings are collateralized by a security interest in substantially all assets of the Company and bear interest at the bank’s prime rate plus 1.75% (total interest rate of 5.5% at December 31, 2010). The line of credit facility will mature on February 28, 2012. The line of credit has a facility fee of 0.5% per year of the average daily unused portion of the available line of credit during the applicable calendar quarter. The Company may reserve up to $500,000 for stand-by letters of credit under the line of credit. There were no outstanding stand-by letters of credit at December 31, 2010 or 2009. The amounts outstanding on the line of credit were $776,149 and $37,016, at December 31, 2010 and 2009, respectively.

8.	Long-Term Debt

Long-term debt consists of the following at December 31:

	2010	2009

Note payable to the Business Development Company of Rhode Island in 24 monthly installments of $20,833, including interest at 5.5% through March 2012. The note is secured by the property and equipment of the Company.	$312,503	$—

Note payable to bank in 36 monthly installments of $18,055, plus interest at the bank’s prime rate plus 1.5%. The note was repaid in full during 2010.	—	433,340

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

8.	Long-Term Debt (Continued)

	2010	2009

Unsecured note payable to financing company to finance insurance premiums in quarterly installments of $7,448, including interest at 4.94% through July 2011.	$21,802	$—

Notes payable to finance companies for the purchase of vehicles and equipment in 36 to 60 monthly installments totaling $23,083, including interest ranging from 0% to 11.3%. The notes are secured by vehicles and equipment.	644,453	805,967

Total	978,758	1,239,307
Less – current portion	516,980	439,553

Long-term portion	$461,778	$799,754

Maturities of long-term debt at December 31, 2010 are as follows:

Year ending December 31,
2011	$516,980
2012	260,028
2013	132,660
2014	67,147
2015	1,943

$978,758

The notes are subject to both positive and negative restrictions and covenants, which include maintaining certain debt service and adjusted leverage ratios.

9.	Obligations Under Capital Leases

During 2010 the Company acquired motor vehicles under capital leases. The economic substance of the leases is that the Company is financing the acquisition of the assets through the leases. The cost of capitalized leased assets included in property and equipment was $105,722 at December 31, 2010. Amortization of capitalized leased assets, included in depreciation expense, was $2,407 for the year ended December 31, 2010. Accumulated amortization of capitalized leased assets was $2,407 at December 31, 2010.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

9.	Obligations Under Capital Leases (Continued)

The following schedule provides future minimum lease payments under capital leases, together with the net present value of minimum capital lease payments, at December 31, 2010:

Year ending December 31,
2011	$27,691
2012	26,393
2013	64,016

118,100
Less – amounts representing interest	13,740

Present value of minimum capital lease payments	104,360
Less – current portion of obligations under capital leases	21,584

Long-term portion of obligations under capital leases	$82,776

10.	Subordinated Debt

Subordinated debt consists of the following at December 31:

	2010	2009

Notes payable to the former owners of Solar Works, Inc., to be paid on a date which will be mutually agreed to by both parties. The notes contain a provision whereby interest will continue to accrue at a rate increasing by 2% annually. The interest rate is 10% at December 31, 2010.	$1,681,211	$1,681,211

Note payable to SunSearch, LLC for the purchase of inventory, vehicles, and equipment in monthly installments of $2,386, including interest at 5% through June 2011. The note is secured by a personal guaranty of a member.	9,444	36,851

Non-interest bearing notes payable to the former owners of Renewable Power Systems, LLC (imputed interest of 5.5%), due in three annual installments of $222,222 beginning on January 1, 2010, less unamortized discount of $34,970 and $54,216 at December 31, 2010 and 2009, respectively.	409,474	612,450

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

10.	Subordinated Debt (Continued)

	2010	2009

Note payable to Kosmo Solar, Inc. for the purchase of inventory, vehicles, and equipment in eight quarterly installments of $13,539, including interest at 5% through January 2010.	$—	$52,504

Unsecured notes payable to officers in annual installments of $69,400 plus accrued interest at 5%. Maturity on the note has been extended to March 2011.	69,400	69,400

Total	2,169,529	2,452,416
Less – current portion	277,970	352,287

Long-term portion	$1,891,559	$2,100,129

Maturities of long-term debt at December 31, 2010 are as follows:

Year ending December 31,
2011	$277,970
2012	1,891,559

$2,169,529

Accrued interest related to the subordinated debt agreements is included in accrued expenses on the consolidated balance sheets and amounted to $356,798 and $194,048 at December 31, 2010 and 2009, respectively.

11.	Members’ Equity

The Limited Liability Company Agreement (LLC Agreement) provides for four classes of membership: Senior Preferred Units, Preferred Units, Class A Common Units, and Class B Common Units. There were 627,075 Senior Preferred Units issued and outstanding at December 31, 2010. There were no Senior Preferred Units issued and outstanding at December 31, 2009. There were 16,189,764 and 15,843,229 Preferred Units issued and outstanding at December 31, 2010 and 2009, respectively. There were 9,574,431 and 9,500,174 Class A Common Units issued and outstanding at December 31, 2010 and 2009, respectively. The Company has reserved 7,444,600 Class B Common Units for future issuances to employees, consultants, directors, managers, or others providing services to the Company. There were 4,482,486 and 3,876,898 Class B units issued and outstanding as of December 31, 2010 and 2009, respectively.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

11.	Members’ Equity (Continued)

During March 2011 the Company received proceeds of $2,000,000 related to the issuance of additional member units.

In general net profits and net losses of the Company are allocated to the various classes of outstanding units in proportion to the number of units owned by each member. Upon the liquidation of the Company, the holders of Senior Preferred Units have the right to receive a distribution equal to $5.05 per unit prior to any distribution to the Preferred Unit holders, or the Class A or Class B Common Unit holders. Second, the holders of Preferred Units have the right to receive a distribution equal to $1.3725 per unit prior to any distribution to the Class A or Class B Common Unit holders. Third, the holders of Preferred Units have the right to receive a distribution equal to the Preferred Return, an amount which, when combined with all prior distributions at liquidation to Preferred Unit holders, is sufficient to produce an 8% internal rate of return, accrued daily and compounded annually, on the capital contributions made with respect to the Preferred Units. Fourth, the holders of the Class A Common Units have the right to receive a distribution equal to the aggregate amount distributed in respect to each Preferred Unit. The remaining distributions, upon the liquidation of the Company, will be made pro rata in proportion to the number of Units held by each member. Class B Common Units are granted with a distribution threshold, and no payment will be made to a Class B Common Unit holder until the Preferred, Senior Preferred, and Class A Common Unit holders have received an aggregate distribution equal to the distribution threshold of the respective Class B Common Unit. The distribution threshold is determined on the date of grant by the Management Board in order to cause the fair value of the Class B Common Units to be zero on the date of grant.

12.	Equity-Based Compensation

The LLC Agreement provides for the issuance of Class B units pursuant to Unit Restriction Agreements (the Agreements) approved by the Management Board. The units vest ratably over a five year period, on the anniversary date of each Agreement, as long as the employee is employed by the Company. If employment is terminated for any reason, the Company has the right to purchase any or all of the then vested units from the employee at the fair market value of the units, as determined by the Management Board. In the event of a qualifying liquidity event, in accordance with the Limited Liability Company Agreement of the Company, 100% of the units shall become vested. The unit price under the Agreement is not less than the fair market value on the date of the grant and the units have a distribution threshold equal to the fair value at which they were granted; therefore, the Company has not recorded compensation related to the issuance of the units.

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

12.	Equity-Based Compensation (Continued)

The following table sets forth the restricted unit transactions:

	Non Vested Restricted Units
	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding January 1, 2009	—	$—
Granted	3,876,898	—
Forfeited	—	—
Vesting of restricted units	—	—

Outstanding December 31, 2009	3,876,898	—
Granted	865,857	—
Forfeited	(260,269)	—
Vesting of restricted units	(957,020)	—

Outstanding December 31, 2010	3,525,466	$—

13.	Income Taxes

A reconciliation of current and deferred income taxes is as follows:

	2010	2009
Current tax expense (benefit)
Federal	$(559,164)	$600,527
State	(1,497)	167,761

Total current tax expense (benefit)	(560,661)	768,288

Deferred tax expense (benefit)
Federal	(1,223,937)	(172,709)
State	(1,017,555)	(28,624)

Total deferred tax expense (benefit)	(2,241,492)	(201,333)

Total provision for (benefit from) income taxes	$(2,802,153)	$566,955

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

13.	Income Taxes (Continued)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are presented below:

	2010	2009
Deferred tax assets
Allowance for doubtful accounts	$57,468	$59,457
Inventory	16,250	19,403
Other assets	2,277	—
Customer deposits	141,155	580,244
Warranty reserve	21,713	16,370
Accrued expenses	334,261	267,239
Net operating losses	2,870,335	226,082
Deferred tax liabilities
Accelerated depreciation and amortization	(277,694)	(244,522)

Net deferred tax assets	$3,165,765	$924,273

Alteris has federal net operating loss carryforwards of approximately $5,261,000, which will begin to expire in 2022, and $14,322,000 of state net operating loss carryforwards, which will begin to expire in 2011.

Any significant change in ownership, as defined by Section 382 of the Internal Revenue Code, may result in an annual limitation on the amount of the net operating loss carryforwards which could be utilized in a single year. Due to the recent acquisitions of Earth Friendly Energy and Solar Works in 2008, all net operating losses incurred prior to the dates of acquisition would be subject to the limitations under Section 382.

14.	Operating Leases

The Company entered into operating lease agreements for several office and warehouse locations. Lease expense for the years ended December 31, 2010 and 2009 was approximately $356,000 and $314,000, respectively. Future minimum lease payments on operating lease obligations are as follows:

Year ending December 31,
2011	$154,189
2012	17,044

$171,233

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

15.	Employee Benefit Plans

Alteris sponsors a 401(k) defined contribution plan. Employees are eligible to participate upon attaining the age of 21 and are eligible to receive matching contributions after completing 90 days of service. Participants can elect to defer up to the maximum allowed under the Internal Revenue Code. Participants are fully vested in their contributions to the plan and vest ratably over six years in employer contributions. Alteris has the option to make a matching contribution equal to a percentage of the participant salary deferrals. Alteris made no such contributions during the years ended December 31, 2010 and 2009.

16.	Significant Suppliers

Purchases from two significant, unrelated suppliers comprised 31% and 38% of purchases during the years ended December 31, 2010 and 2009, respectively. Amounts due to two significant unrelated suppliers accounted for 47% and 43% of accounts payable at December 31, 2010 and 2009, respectively.

17.	Surety Bonds

As a condition of entering into some of its construction contracts, the Company had surety bonds of approximately $5,149,000 and $2,619,000 outstanding as of December 31, 2010 and 2009.

18.	Related Party Transactions

The Company is involved in a management services agreement with an affiliate of its majority member. This agreement requires an annual management fee equal to the greater of $500,000 or 5% of EBITDA for the prior year as determined by the Management Services letter. In addition the Company will be responsible for reasonable out-of-pocket expenses for projects and travel due to management. Expenses related to this management services agreement were $138,889 in 2010. Management fees were waived during 2009.

During the year ended December 31, 2010, the Company entered into a lease agreement for office space with an entity owned by one of the Company’s members. Lease expense was $24,960 for the year ended December 31, 2010.

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2010 and 2009

19.	Warranty Liability

The Company provides warranty labor and parts to its customers for certain manufactured products. The warranty period generally ranges between five and ten years beginning with the date of system commissioning. Warranty liability was $54,784 and $41,300 at December 31, 2010 and 2009, respectively, and is included in accrued expenses and other current liabilities in the consolidated balance sheets.

20.	Subsequent Events

Subsequent events were evaluated through May 31, 2011, which is the date the financial statements were available to be issued.

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Condensed Consolidated Balance Sheets

June 21, 2011 and December 31, 2010

(Unaudited)

	2011	2010

Assets

Current assets
Cash	$3,415,817	$1,329,168
Accounts receivable, net	3,923,936	5,167,737
Unbilled receivables	612,167	2,140,815
Inventories, net	4,117,945	2,973,367
Construction in progress	2,706,930	2,801,687
Costs and estimated earnings in excess of billings on uncompleted contracts	92,821	539,559
Prepaid and deferred taxes	1,119,342	1,214,319
Restricted cash	837,554	665,500
Prepaid and other current assets	1,070,651	524,673

	17,897,163	17,356,825

Property and equipment, net	1,791,160	1,664,134

Other assets
Deferred tax asset	4,652,535	2,573,848
Goodwill	23,660,653	23,656,663
Other assets	115,139	77,429

	28,428,327	26,307,940

Total assets	$48,116,650	$45,328,899

Liabilities and Members’ Equity

Current liabilities
Revolving line of credit	$3,054,085	$776,149
Current portion of long-term and subordinated debt	2,327,157	794,950
Current portion of capital lease obligation	71,821	21,584
Accounts payable	5,256,974	8,395,555
Customer deposits	1,779,024	3,154,946
Billings in excess of costs and estimated earnings on uncompleted contracts	1,708,152	279,219
Accrued expenses and other current liabilities	6,704,478	3,075,121

	20,901,691	16,497,524

Long-term and subordinated debt, net of current portion	280,861	2,353,337
Capital lease obligation, net of current portion	297,202	82,776
Deferred revenue	70,662	119,600

Total liabilities	21,550,416	19,053,237

Members’ equity	26,566,234	26,275,662

Total liabilities and members’ equity	$48,116,650	$45,328,899

See notes to condensed consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Condensed Consolidated Statements of Operations

For the Period April 1, 2011 Through June 21, 2011

and

For the Three Months Ended June 30, 2010

(Unaudited)

	2011	2010

Net sales	$7,408,762	$12,759,749

Cost of sales	6,437,406	12,213,718

Gross profit	971,356	546,031

Operating expenses	3,851,072	2,587,270
Depreciation and amortization	114,935	103,972

Loss from operations	(2,994,651)	(2,145,211)

Interest and other expense	(98,021)	(251,516)

Loss before benefit from income taxes	(3,092,672)	(2,396,727)

Benefit from income taxes	(1,036,659)	(695,179)

Net loss	$(2,056,013)	$(1,701,548)

See notes to condensed consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Condensed Consolidated Statements of Operations

For the Period January 1, 2011 Through June 21, 2011

and

For the Six Months Ended June 30, 2010

(Unaudited)

	2011	2010

Net sales	$13,354,651	$23,338,962

Cost of sales	11,802,816	22,457,798

Gross profit	1,551,835	881,164

Operating expenses	6,612,615	5,115,218
Depreciation and amortization	231,324	210,170

Loss from operations	(5,292,104)	(4,444,224)

Interest and other expense	(166,884)	(361,223)

Loss before benefit from income taxes	(5,458,988)	(4,805,447)

Benefit from income taxes	(1,992,755)	(1,393,872)

Net loss	$(3,466,233)	$(3,411,575)

See notes to condensed consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Statements of Cash Flows

For the Period January 1, 2011 to June 21, 2011

and the Six Months Ended June 30, 2010

(Unaudited)

	2011	2010

Cash flows from operating activities
Net loss	$(3,466,233)	$(3,411,575)
Adjustments to reconcile net loss to net cash used for operating activities:
Provision for bad debts	(5,000)	(30,000)
Depreciation and amortization	231,324	210,170
Amortization of deferred financing fees	30,385	26,226
Stock Compensation	90,691	—
Deferred income taxes	(1,993,377)	483,138
(Increase) decrease in:
Accounts receivable	1,248,801	6,320,097
Unbilled receivables	1,528,648	1,890,379
Prepaid and other current assets	(545,978)	(103,051)
Inventories, net	(1,144,578)	443,542
Construction in progress	94,757	4,549,739
Costs and estimated earnings in excess of billings on uncompleted contracts	446,738	—
Prepaid and deferred taxes	9,667	—
Increase (decrease) in:
Accounts payable	(3,138,581)	(5,547,360)
Customer deposits	(1,375,922)	(3,996,205)
Deferred revenue	(60,129)	—
Billings in excess of costs and estimated earnings on uncompleted contracts	1,428,933	—
Accrued expenses and other current liabilities	2,302,672	(3,017,981)

Net cash used for operating activities	(4,317,182)	(2,182,881)

Cash flows from investing activities
Change in restricted cash	(172,054)	253
Change in deposits	(24,430)	(26,712)
Acquisition of assets, net of cash acquired	—	225,105
Acquisition of property and equipment	(358,243)	(175,396)

Net cash provided by (used for) investing activities	(554,727)	23,250

Continued—

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Consolidated Statements of Cash Flows

For the Period January 1, 2011 to June 21, 2011

and the Six Months Ended June 30, 2010

(Unaudited)

	2011	2010
Cash flows from financing activities
Principal borrowings (payments) on revolving line of credit, net	$2,277,936	$2,046,716
Principal borrowings on long-term debt	—	529,250
Principal payments on long-term debt and subordinated debt	(540,269)	(808,167)
Principal borrowings on capital leases	291,510	—
Principal payments on capital leases	(26,847)	—
Payment of deferred financing fees	(43,772)	(52,803)
Issuance of member units	5,000,000	—

Net cash provided by financing activities	6,958,558	1,714,996

Net increase (decrease) in cash	2,086,649	(444,635)

Cash - beginning of period	1,329,168	1,192,876

Cash - end of period	$3,415,817	$748,241

Supplemental disclosures of cash flows information
Cash paid for interest	$129,434	$173,502

Cash paid for income taxes	$10,355	$462,721

Summary of non-cash investing and financing activities

Vehicles acquired with capital lease	$291,510	$—

Vehicle acquired with long-term debt	$—	$85,531

See notes to condensed consolidated financial statements

EARTH FRIENDLY ENERGY GROUP HOLDINGS, LLC

d/b/a ALTERIS RENEWABLES, INC.

Notes to Interim Condensed Consolidated Financial Statements

For the Period January 1, 2011 to June 21, 2011

1.	Nature of Operations

Earth Friendly Energy Group Holdings, LLC (the Company) and its wholly-owned subsidiary Alteris Renewables, Inc. (Alteris), with Alteris’ wholly-owned subsidiaries Earth Friendly Energy Group, Inc. (Earth Friendly Energy), Solar Works, Inc. (Solar Works), Alteris RPS, LLC (RPS), and Alteris ISI, LLC (ISI) sell, design, install, and support renewable energy systems throughout New England and the mid-Atlantic states for both residential and commercial customers.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts and transactions of Earth Friendly Energy Group Holdings, LLC and its wholly-owned subsidiary, Alteris Renewables, Inc., and its wholly-owned subsidiaries Earth Friendly Energy Group, Inc., Solar Works, Inc., Alteris RPS, LLC, and Alteris ISI, LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

Interim Condensed Consolidated Financial Statements

The Company has prepared its unaudited interim condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to these rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. In the Company’s opinion, the unaudited interim condensed consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects, its financial position as of June 21, 2011, the interim results of operations for the periods April 1, 2011 to June 21, 2011 and January 1, 2011 to June 21, 2011 and the three and six months ended June 30, 2010, and cash flows for the period January 1, 2011 to June 21, 2011 and the six months ended June 30, 2010. These interim statements have not been audited. The balance sheet as of December 31, 2010 was derived from the Company’s audited financial statements. The interim financial statements contained herein should be read in conjunction with the Company’s audited financial statements, including the notes thereto, for the year ended December 31, 2010. The unaudited financial position, results of operations and cash flows for the interim periods disclosed in this report are not necessarily indicative of future financial results.

3.	Property and Equipment

Property and equipment consists of the following at June 21, 2011:

Tools and equipment	$515,539
Motor vehicles	1,889,418
Office equipment and computers	500,239
Furniture and fixtures	62,545
Leasehold improvements	39,292

3,007,033
Less: accumulated depreciation and amortization	1,215,873

$1,791,160

Depreciation and amortization expense amounted to $231,324 for the year-to-date period ended June 21, 2011.

4.	Costs and Estimated Earnings on Uncompleted Contracts

Information regarding uncompleted contracts at June 21, 2011 is as follows:

Costs incurred on uncompleted contracts	$3,990,677
Estimated earnings	1,202,477

5,193,154
Less: billings to date	6,808,485

$(1,615,331)

These items are included in the accompanying consolidated balance sheet at June 21, 2011 as follows:

Costs and estimated earnings in excess of billings on uncompleted contracts	$92,821

Billings in excess of costs and estimated earnings on uncompleted contracts	(1,708,152)

$(1,615,331)

5.	Revolving Line of Credit

The Company has a revolving line of credit agreement which provides for advances not to exceed $7,000,000. All borrowings are collateralized by a security interest in substantially all assets of the Company and bear interest at the bank’s prime rate plus 1.75% (total interest rate of 5.75% at June 21, 2011). The line of credit facility will mature on November 30, 2011. The line of credit has a facility fee of 0.5% per year of the average daily unused portion of the available line of credit during the applicable calendar quarter. The Company may reserve up to $500,000 for stand-by letters of credit under the line of credit. There were no outstanding stand-by letters of credit at June 21, 2011. The amount outstanding on the line of credit at June 21, 2011 was $3,054,085.

6.	Long-Term Debt

Long-term debt consists of the following at June 21, 2011:

Note payable to the Business Development Company of Rhode Island in 24 monthly installments of $20,833, including interest at 5.5% through March 2012. The note is secured by the property and equipment of the Company.	$187,505

Notes payable to finance companies for the purchase of vehicles and equipment in 36 to 60 monthly installments totaling $23,083, including interest ranging from 0% to 11.3%. The notes are secured by vehicles and equipment.	528,955

Total	716,460

Less – current portion	435,599

Long-term portion	$280,861

The notes are subject to both positive and negative restrictions and covenants, which include maintaining certain debt service and adjusted leverage ratios.

7.	Subordinated Debt

Subordinated debt consists of the following at June 21, 2011:

Notes payable to the former owners of Solar Works, Inc., to be paid on a date which will be mutually agreed to by both parties. The notes contain a provision where by interest will continue to accrue at a rate increasing by 2% annually. The interest rate is 10% at June 21, 2011.	$1,681,211

Non-interest bearing notes payable to the former owners of Renewable Power Systems, LLC (imputed interest of 5.5%), due in three annual installments of $222,222 beginning on January 1, 2010, less unamortized discount of $11,875.	210,347

Total	$1,891,558

As of June 21, 2011, all subordinated debt is expected to be paid in the period ending December 31, 2011.

Accrued interest of $401,453 related to the subordinated debt agreements is included in accrued expenses on the consolidated balance sheet at June 21, 2011.

8.	Members’ Equity

The Limited Liability Company Agreement (LLC Agreement) provides for four classes of membership: Senior Preferred Units, Preferred Units, Class A Common Units, and Class B Common Units. As of June 21, 2011 there were issued and outstanding 1,122,125 Senior Preferred Units, 19,104,154 Preferred Units, and 9,574,431 Class A Common Units. There were 4,305,762 Class B units issued and outstanding as of June 21, 2011.

During March 2011 the Company received proceeds of $2,000,000 related to the issuance of 495,050 Senior Preferred Units on March 1, 2011 and 728,597 Preferred Units on March 10, 2011. Additional proceeds of $2,000,000 and $1,000,000 were received for the issuance of 1,457,195 and 728,597 Preferred Units in May and June 2011, respectively.

In general net profits and net losses of the Company are allocated to the various classes of outstanding units in proportion to the number of units owned by each member. Upon the liquidation of the Company, the holders of Senior Preferred Units have the right to receive a distribution equal to $5.05 per unit prior to any distribution to the Preferred Unit holders, or the Class A or Class B Common Unit holders. Second, the holders of Preferred Units have the right to receive a distribution equal to $1.3725 per unit prior to any distribution to the Class A or Class B Common Unit holders. Third, the holders of Preferred Units have the right to receive a distribution equal to the Preferred Return, an amount which, when combined with all prior distributions at liquidation to Preferred Unit holders, is sufficient to produce an 8% internal rate of return, accrued daily and compounded annually, on the capital contributions made with respect to the Preferred Units. Fourth, the holders of the Class A Common Units have the right to receive a distribution equal to the aggregate amount distributed in respect to each Preferred Unit. The remaining distributions, upon the liquidation of the Company, will be made pro rata in proportion to the number of Units held by each member. Class B Common Units are granted with a distribution threshold, and no payment will be made to a Class B Common Unit holder until the Preferred, Senior Preferred, and Class A Common Unit holders have received an aggregate distribution equal to the distribution threshold of the respective Class B Common Unit. The distribution threshold is determined on the date of grant by the Management Board in order to cause the fair value of the Class B Common Units to be zero on the date of grant.

9.	Equity-Based Compensation

Equity Option Plan

In May 2011, the Board authorized the Earth Friendly Energy Group Holdings, LLC Equity Option Plan (the “Plan”). The Plan is effective for ten years or less if terminated earlier by the Board. Under the Plan, the Board was authorized to issue options to purchase 12,000,000 Class A Units (the “Units”) of the Company to employees of the Company on terms to be set by a committee of the Board. In May 2011, the Board granted options under the Plan to a number of employees to purchase, in the aggregate 9,207,560 Class A Units with an exercise price of $0.17 per unit. The options were vested 8% on the date of grant, began vesting 2% per month on June 1, 2011 and terminate on the earlier of 30-days after the employee’s termination of employment or seven years from the date of grant. The options may be exercised only on or after the legal closing of the merger with Real Goods. Upon the legal closing of the merger, 17.9 Class A Units will convert to an option to purchase one share of Real Goods Class A Common Stock at an exercise price of $2.96 per share. The options will be adjusted as necessary for splits, dividends, combinations and similar transactions affecting the Units or the Real Goods Common Stock.

Compensation expense of $90,691 was recorded in operating expenses in the statement of operations related to these options.

The following are the variables we used in the Black-Scholes option pricing model to determine the estimated grant date fair value for options granted:

Expected volatility	88%

Expected dividends	0%
Expected term (in years)	4.42
Risk-free rate	1.75%

Expected volatilities were based on the volatility expected by Real Goods in its calculations of the compensatory expense of its stock options. Expected term is based on the specific vesting terms of the option and anticipated changes to market value and expected employee exercise behavior. The risk-free interest rate used in the option valuation model is based on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options. Our units do not pay cash dividends and Real Goods has said they do not anticipate paying dividends on their Class A common stock in the foreseeable future. Therefore, an expected dividend yield of zero is used in the option valuation model.

The table below presents a summary of option activity under the Incentive Plan as of June 21, 2011, and changes during the period then ended:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Yrs)	Aggregate Intrinsic Value

Outstanding at January 1, 2011	—	$—

Granted	9,207,560	0.17

Exercised	—	—

Forfeited or expired	—	—

Outstanding at June 21, 2011	9,207,560	$0.17	6.9	$—

Vested and expected to vest at June 21, 2011	9,207,560	$0.17	6.9	$—

Exercisable at June 21, 2011	920,756	$0.17	6.9	$—

The weighted-average grant-date fair value of options granted in 2011 was $0.09. The total fair value of shares vested during the period ended June 21, 2011 was $90,691. As of June 21, 2011, there was $707,389 of unrecognized cost related to nonvested shared-based compensation arrangements granted under the Plan. We expect that cost to be recognized over a weighted-average period of 3.7 years.

Class B Units

The LLC Agreement provides for the issuance of Class B units pursuant to Unit Restriction Agreements (the Agreements) approved by the Management Board. The units vest ratably over a five year period, on the anniversary date of each Agreement, as long as the employee is employed by the Company. If employment is terminated for any reason, the Company has the right to purchase any or all of the then vested units from the employee at the fair market value of the units, as determined by the Management Board. In the event of a qualifying liquidity event, in accordance with the Limited Liability Company Agreement of the Company, 100% of the units shall become vested. In conjunction with the announcement of the plan of merger between the Company and Real Goods, as described below under Subsequent Events, all of the Class B units became vested. No compensation expense was recorded in conjunction with this event. The distribution of proceeds from the transaction, as described under Members’ Equity, will result in no proceeds being distributed to the holders of the Class B units.

Non-Vested Restricted Class B Units
	Shares	Weighted- Average Grant Date Fair Value

Outstanding at January 1, 2011	3,525,466	$—
Granted	—	—
Forfeited or expired	—	—
Vesting of restricted units	—	—

Outstanding at June 21, 2011	3,525,466	$—

10.	Income Taxes

A reconciliation of current and deferred income taxes as of June 21, 2011 is as follows:

Current tax expense (benefit)
Federal	$—
State	—

Total current tax expense (benefit)	—

Deferred tax expense (benefit)
Federal	(1,774,983)
State	(217,772)

Total deferred tax expense (benefit)	(1,992,775)

Total provision for (benefit from) income taxes	$(1,992,775)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 21, 2011 are presented below:

Deferred tax assets
Allowance for doubtful accounts	$58,787
Warranty reserve	75,269
Other assets	37,809
Accrued expenses	370,906
Deferred revenue	(36,165)
Net operating losses	4,946,291
Deferred tax liabilities
Accelerated depreciation and amortization	(293,755)

Net deferred tax assets	$5,159,142

Alteris has federal net operating loss carryforwards of approximately $10,683,000 which will begin to expire in 2022, and approximately $22,082,000 of state net operating loss carryforwards, which will begin to expire in 2011.

Any significant change in ownership, as defined by Section 382 of the Internal Revenue Code, may result in an annual limitation on the amount of the net operating loss carryforwards which could be utilized in a single year. Due to the acquisitions of Earth Friendly Energy and Solar Works in 2008, all net operating losses incurred prior to the dates of acquisition would be subject to the limitations under Section 382.

11.	Operating Leases

The Company entered into operating lease agreements for several office and warehouse locations. Lease expense for the year-to-date period ended June 21, 2011 was approximately $152,761. Future minimum lease payments on operating lease obligations are as follows:

Period ending December 31,
2011	$154,189
2012	17,044

$171,233

12.	Significant Suppliers

Purchases from three significant, unrelated suppliers comprised 28%, 15% and 13% of purchases during the period January 1, 2011 to June 21, 2011. Amounts due to two significant unrelated suppliers accounted for 25% and 11% of accounts payable at June 21, 2011.

13.	Surety Bonds

As a condition of entering into some of its construction contracts, the Company had surety bonds of approximately $2,666,000 outstanding as of June 21, 2011.

14.	Related Party Transactions

The Company is involved in a management services agreement with an affiliate of its majority member. This agreement requires an annual management fee equal to the greater of $500,000 or 5% of EBITDA for the prior year as determined by the Management Services letter. In addition the Company will be responsible for reasonable out-of-pocket expenses for projects and travel due to management. Expenses related to this management services agreement were $237,500 in the period January 1, 2011 to June 21, 2011.

During 2010, the Company entered into a lease agreement for office space with an entity owned by one of the Company’s employees. Lease expense was $18,240 for the period January 1, 2011 to June 21, 2011.

15.	Warranty Liability

The Company provides warranty labor and parts to its customers for certain manufactured products. The warranty period generally ranges between five and ten years beginning with the date of system commissioning. Warranty liability was $121,341 at June 21, 2011 and is included in accrued expenses and other current liabilities in the consolidated balance sheets.

16.	Subsequent Events

On June 21, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Real Goods Solar, Inc. (“Real Goods”). Real Goods will issue up to 10,700,000 shares of its common stock to owners of the Company entitled to receive consideration, as described in the Merger Agreement.

Since the respective boards of the Company and Real Goods approved the merger, and the controlling stockholder of Real Goods and the controlling Members of the Company approved the merger, the subsequent legal closing of the merger transaction is deemed to be an administrative delay and does not impede Real Goods from assuming control of the Company and its subsidiaries. As a result Real Goods effectively obtained control of the Company and its Subsidiaries as of June 21, 2011. Consequently, the merger is being treated for accounting purposes as having occurred on June 21, 2011. Beginning on that date Real Goods has consolidated the operating results of the Company with those of its own.